UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

NetManage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 18, 2008, the merger of MF Merger Sub, Inc., a wholly-owned subsidiary of Micro Focus (US), Inc. (“Micro Focus”), with and into NetManage, Inc. (“NetManage”) (the “Merger”) was consummated in accordance with the Agreement and Plan of Merger, dated as of April 30, 2008, among Micro Focus, MF Merger Sub, Inc. and NetManage (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each share of NetManage common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive $7.20 in cash (the “Merger Consideration”). Upon the closing of the Merger, NetManage became a wholly-owned subsidiary of Micro Focus.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

On June 18, 2008, in connection with the closing of the Merger, NetManage notified NASDAQ of its intent to remove its common stock from listing on the NASDAQ Global Market. Additionally, NetManage requested that trading in its common stock be suspended as of the close of business on June 18, 2008.

Item 5.01	Changes in Control of Registrant.

Upon the closing of the Merger on June 18, 2008, a change in control of NetManage occurred. Pursuant to the terms of the Merger Agreement, each share of NetManage common stock that was outstanding immediately prior to the Merger was converted into the right to receive $7.20 in cash, and MF Merger Sub, Inc., a wholly-owned subsidiary of Micro Focus, merged with and into NetManage. With the closing of the Merger, NetManage became 100% owned by Micro Focus. The aggregate amount paid for all of the shares of NetManage common stock was approximately $69.8 million. This payment was funded by Micro Focus using cash and cash equivalents available to Micro Focus, including those of NetManage after the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 18, 2008, all the members of NetManage’s board of directors were replaced with the persons who were the directors of MF Merger Sub, Inc. immediately prior to the effective time of the Merger.

Item 8.01	Other Events.

On June 17, 2008, stockholders of NetManage approved the Merger Agreement and the Merger at a special meeting of stockholders.

On June 18, 2008, Micro Focus and NetManage issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)

June 20, 2008	/s/ NICK BRAY
(Date)	Nick Bray
Chief Financial Officer

Exhibit Index

99.1	Press release dated June 18, 2008.